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                                     EXHIBIT 23.1


                      Consent of Independent Public Accountants

               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 17, 1995 included or incorporated by reference in Comair Holdings, Inc. and subsidiaries Form 10-K for the year ended March 31, 1995 and to all references to our Firm included in this registration statement.

                                        ARTHUR ANDERSEN LLP

          Cincinnati, Ohio
          December 7, 1995